SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2004

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 8.01. OTHER EVENTS AND REGULATION FD DISCLOSURE.

Charter Communications, Inc. ("Charter") today announced its intent to register with the Securities and Exchange Commission up to 150 million shares of its Class A Common Stock, which it intends to loan to a financial institution pursuant to a share lending agreement for sale in a public offering by an affiliate of such financial institution. Charter expects to agree to conduct the offering in order to facilitate the trading of its senior convertible notes outstanding at the time of such offering. The entirety of the press release appearing in Exhibit 99.1 hereto is not filed but is furnished pursuant to Regulation FD.

ITEM 9.01. EXHIBITS.

The following exhibit is not filed but furnished pursuant to Item 8.01:

Exhibit Number	Description
99.1	Press release dated as of November 15, 2004.*

* furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

Dated: November 15, 2004

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Interim Co-Chief Financial Officer,
Senior Vice President and Controller
(Co-Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated as of November 15, 2004.*

* furnished herewith